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EXHIBIT 16

                              GUEST & COMPANY, P.C.
                         7170 S. Braden Ave., Suite 100
                           Tulsa, Oklahoma 74136-6333


March 22, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Tulvine Systems, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Tulvine Systems, Inc.'s Form 8-K report dated March 22, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Guest & Company, P.C.
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Guest & Company, P.C.